SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2003

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Del Monte Foods Company hereby amends Item 9 of its Current Report on Form 8-K filed on March 18, 2003 by restating Exhibit 99.2 to such Current Report in its entirety. On March 11, 2003, the Company hosted an audio webcast discussion of its results of operations for the third quarter and nine months ended January 29, 2003, which included a discussion of the Company’s results of operations on an adjusted pro forma basis (the “non-GAAP financial measures”). Exhibit 99.2 includes a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures determined in accordance with accounting principles generally accepted in the United States.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this amendment to current report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: April 9, 2003	By:	/s/ James Potter
Name: James Potter
Title: Secretary

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EXHIBIT INDEX

Exhibit	Description

99.2	Information from Del Monte Foods Company Webcast on March 11, 2003

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